                                                                  Exhibit 4(e)


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of June 15, 1998, by and among REGENT COMMUNICATIONS, INC. ("Regent"), PNC BANK, N.A., a national banking association, as Trustee ("PNC"), WALLER-SUTTON MEDIA PARTNERS, L.P. ("Waller-Sutton"), WILLIAM H. INGRAM ("Ingram"), WPG CORPORATE DEVELOPMENT ASSOCIATES V, L.P., a Delaware limited partnership, and WPG CORPORATE DEVELOPMENT ASSOCIATES V (OVERSEAS), L.P., a Delaware limited partnership (collectively, "WP&G"), BMO FINANCIAL, INC. ("BMO"), WILLIAM L. STAKELIN ("Stakelin"), TERRY S. JACOBS ("Jacobs"), RIVER CITIES CAPITAL FUND LIMITED PARTNERSHIP ("River Cities"), GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), MIAMI VALLEY VENTURE FUND L.P. ("Miami Valley"), BLUE CHIP CAPITAL FUND II LIMITED PARTNERSHIP ("Blue Chip") and THOMAS P. GAMMON ("Gammon") (PNC, Waller-Sutton, WP&G, BMO, Stakelin, Jacobs, River Cities, GE Capital, Miami Valley, Blue Chip and Gammon are collectively referred to herein as the "Stockholders" and each individually as a "Stockholder"). Capitalized terms used herein and not otherwise defined are defined in Section 9 hereof.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, each of the Stockholders owns shares of preferred stock of Regent which are convertible into shares of the common stock of Regent (the "Common Stock") and/or warrants to purchase shares of Common Stock;

         WHEREAS, Regent and the Series F Purchasers are parties to that certain Stock Purchase Agreement dated as of June 15, 1998 (the "Series F Stock Purchase Agreement"); and

         WHEREAS, the Series F Stock Purchase Agreement requires that Regent enter into this Agreement with the Stockholders to provide for the grant of certain registration rights to the Stockholders, it being intended that this Agreement shall supercede and replace the provisions of any agreement entered into prior to the date hereof between Regent and any Stockholder relating to the grant or exercise of registration rights.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are the Registrable Securities.

         2. DEMAND REGISTRATIONS.

            (a) At any time, Waller-Sutton and, after July 1, 2000, the holders of at least 10% of the outstanding Common Stock (computed on an "as-converted" and fully-diluted basis) shall have the right to request that Regent register all or part of its Registrable Securities under the Securities Act of 1933, as amended (the "Securities Act"). Such request (each, a "Request") shall be in writing and specify the number of Registrable Securities to be registered and the intended method of distribution thereof. Regent shall only be obligated to effect two registrations of Registrable Securities pursuant to a Request made by Waller-Sutton under this Section and only one registration pursuant to a Request made by any parties other than Waller-Sutton under this Section. Promptly after receipt of a Request, Regent will give written notice of such requested registration to all other Stockholders (the "Notice of Request"), and thereupon Regentwill, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

                (i) the Registrable Securities that Regent has been so requested to register by Waller-Sutton; and

                (ii) all other Registrable Securities that Regent has been requested to register by any other Stockholder by written request given to Regent within fifteen (15) days after the giving of the Notice of Request;

PROVIDED, that Regent may postpone for not more than 60 calendar days the filing or effectiveness of a registration statement under this Section 2 if the Board of Directors of Regent determines that such registration could reasonably be expected to have a material adverse effect on any proposal or plan by Regent to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer of similar transaction then under consideration, any public or private sale of equity securities which Regent reasonably expects to consummate within the next 60 days, or any registration statement which has been filed by Regent, or which Regent has a bona fide intention of filing within the next 30 days, with respect to any class of equity securities of Regent.

            (b) Waller-Sutton will be entitled, at any time prior to the requested registration being declared effective by the SEC, to withdraw a Request, and if such Request is withdrawn the registration of Registrable Securities which is to be effected as a result of such Request shall be terminated and abandoned.

            (c) If Regent proposes to effect a registration requested pursuant to Section 2(a) by the filing of a registration statement on Form S-3 (or any similar short-form registration statement), Regent will comply with any request by the Managing Underwriter (as defined below) to effect such registration on another permitted form if such Managing Underwriter advises Regent that, in its opinion, the use of another form of registration statement is of material importance to such proposed offering.

            (d) A registration requested pursuant to Section 2 will not be deemed to have been effected unless it has been declared effective by the SEC; PROVIDED, that if after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

            (e) Regent will pay all Registration Expenses in connection with each of the registrations of Registrable Securities requested to be effected by it pursuant to this Section 2.

            (f) Waller-Sutton shall have the right, with the approval of Regent (which approval will not be unreasonably withheld), to select the investment banker (or investment bankers) that shall manage the offering of Registrable Securities pursuant to the requested registration (collectively, the "Managing Underwriter"). Waller-Sutton shall also have the right to request that any registration effected under this Section 2 constitute a "shelf registration" pursuant to Rule 415 under the Securities Act which will permit stockholders to sell their Registrable Securities from time to time while such registration remains effective.

            (g) In addition to the right to request registration pursuant to
Section 2(a), if Regent is eligible to register securities with the SEC on behalf of selling Stockholders on Form S-3, or a similar "short form" registration statement, then Waller-Sutton or, after July 1, 2000, the holders of at least 10% of the outstanding Common Stock (computed on an "as-converted" and fully-diluted basis), will be entitled to request an unlimited number of such "short form" registrations for which Regent will pay all Registration Expenses. All Stockholders shall be entitled to participate in such "short form" registrations in the same manner as provided in Section 2(a). Registrations made pursuant to this Section 2 shall be made using "short form" registration statements whenever Regent is permitted to use such applicable form and Waller-Sutton requests or consents to the use of such form.

            (h) In connection with any offering pursuant to this Section 2, the only shares that may be included in such offering are Registrable Securities.

            (i) If in connection with any registration pursuant to this Section 2, the Managing Underwriter shall advise Regent that, in its judgment, the number of shares proposed to be included in such offering is such as to materially and adversely affect the success of the offering, then Regent will promptly so advise each Stockholder who has requested registration, and the Registrable Securities requested to be registered by the Stockholders (including Waller-Sutton) shall be reduced pro rata, based on the respective number of Registrable Securities as to which registration has been so requested by such persons, until the number of shares to be included in such offering has been reduced to a level acceptable to the Managing Underwriter; PROVIDED, that, the registration of any of the Registrable Securities of Waller-Sutton shall only count as an effected registration pursuant to Section 2(a) if Waller-Sutton is able to register and sell all of the Registrable Securities requested by it to be included in such registration.

         3. PIGGYBACK REGISTRATIONS.

            (a) If Regent at any time proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor forms thereto), whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give at least 45 days' advance written notice to all Stockholders of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, (x) whether or not such registration will be in connection with an underwritten offering of Registrable Securities and, if so, the identity of the Managing Underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the Registrable Securities are reasonably expected to be sold). Upon the written request of any Stockholder delivered to Regent within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder and the intended method of disposition thereof), Regent will use best efforts to effect the registration under the Securities Act of all of the Registrable Securities that Regent has been so requested to register; PROVIDED, HOWEVER, that:

                (i) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Regent shall determine for any reason not to register such securities, Regent may, at its election, give written notice of such determination to each Stockholder who made a request as hereinabove provided and thereupon Regent shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of Waller-Sutton or other Stockholders to request that such registration be effected as a registration under Section 2.

                (ii) If such registration involves an underwritten offering, all Stockholders requesting to be included in Regent's registration must sell their Registrable Securities to the underwriters selected by Regent on the same terms and conditions as apply to Regent except that if the terms hereof and of the terms of the agreement with the underwriters conflict, then the terms hereof shall control.

No registration effected under this Section 3 shall relieve Regent of its obligation to effect registration upon request under Section 2.

            (b) Regent shall not be obligated to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities solely in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

            (c) If Regent registers any of its equity securities, it shall use a form that would permit Stockholders to exercise their rights set forth in this
Section 3 unless (i) the failure to use another form would create a material disadvantage to Regent or (ii) the transaction contemplated by Regent is a transaction for which Form S-4, Form S-8 or any such successor form is specifically applicable.

            (d) The Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to this Section 3 (including, without limitation, each registration canceled pursuant to Section 3(a)(i) above), shall be paid by Regent.

            (e) If a registration pursuant to this Section 3 involves an underwritten offering and the Managing Underwriter advises Regent that, in its opinion, the number of securities proposed to be included in such registration, when added to the number of securities desired to be offered by Regent, is such as to materially and adversely affect the success of such offering, then Regent will include in such registration the number of Registrable Securities requested by the Stockholders to be included in such registration that, when added to the number of securities desired to be offered by Regent, in the opinion of such Managing Underwriter can be sold, such amount to be allocated among all such Stockholders pro rata on the basis of the respective number of Registrable Securities each such Stockholder has requested to be included in such registration; provided, however, that no other securities (other than securities being sold by Regent and Registrable Securities) shall be included in such offering unless and until all Registrable Securities have been included.

            (f) In connection with any underwritten offering with respect to which Stockholders shall have requested registration pursuant to this Section 3, Regent shall have the right to select the Managing Underwriter with respect to the offering.

         4. REGISTRATION PROCEDURES.

            (a) If and whenever Regent is required to effect the registration of any Registrable Securities under the Securities Act as provided in this Agreement, Regent will, as expeditiously as possible:

                (i) Prepare and, in any event within 60 days after the end of the period within which requests for registration may be given to Regent, file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective (except as otherwise provided in Sections 5 and 6 below); provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, Regent will furnish to the counsel selected by Waller-Sutton or, if Waller-Sutton has not requested that any of its Registrable Securities be included, the Stockholders owning a majority of the number of shares of the Registrable Securities to be included in such registration, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel (and Regent shall not file any document to which such counsel reasonably object).

                (ii) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during all periods (except as otherwise provided in Sections 5 and 6 below) and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until (x) in the event that the registration statement is filed on Form S-1, or similar long-form registration statement, for a period of three months from the date of its effectiveness, or
(y) in the event the registration statement is filed on Form S-3 or similar short-form, or "evergreen" registration statement and constitute a "shelf registration statement" pursuant to Rule 415 under the Act, for such time until all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, until all of the Registrable Securities covered thereby cease to be Registrable Securities, or for such shorter period of time as to which Waller-Sutton shall consent.

                (iii) Furnish to each Stockholder to be included in such registration, without charge, (A) a copy of the order of the SEC declaring such registration statement and any post-effective amendment thereto effective, (B) such reasonable number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (C) such reasonable number of copies of the prospectus included in such registration statement (including such preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and (D) such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.

                (iv) Use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as Waller-Sutton shall reasonably request, keep each such registration or qualification (or exemption therefrom) effective for the period required pursuant to Section 4(a)(ii) above, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Securities owned by such Stockholder, in such jurisdictions within such time periods, except that Regent shall not for any such purpose be required
(A) to qualify to do business as a foreign corporation in any jurisdiction where it is not then so qualified, or (B) to take any action that would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject, unless the Managing Underwriter shall otherwise request.

                (v) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Stockholder or Stockholders to consummate the disposition of such Registrable Securities and keep each such registration or approval effective for the period required pursuant to Section 4(a)(ii) above.

                (vi) Immediately notify each Stockholder holding Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of any event the happening of which results in the prospectus included in such registration statement including an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Stockholder, prepare and deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                (vii) Otherwise comply with all applicable rules and regulations of the SEC and make generally available to the Stockholders, in each case as soon as practicable, but not later than 45 calendar days after the close of the fiscal period covered thereby (90 calendar days in case the fiscal period covered corresponds to a fiscal year of Regent), an earnings statement of Regent which will satisfy the provisions of Section 11(a) of the Securities Act.

                (viii) Use its best efforts in cooperation with the underwriters to list such Registrable Securities on each securities exchange on which equity securities of Regent are listed or as the underwriters may reasonably designate.

                (ix) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

                (x) Make available for inspection by any Stockholder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Regent and its subsidiaries, and cause Regent's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Stockholder, underwriter, attorney, accountant or agent in connection with such registration statement, and cause Regent's officers, directors, employees and agents to meet with prospective purchasers of the Registrable Securities offered for sale pursuant to such registration statement and otherwise generally participate in a "road show" customary for offerings of the type contemplated by the registration statement.

                (xi) Permit any Stockholder which, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of Regent, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to Regent in writing, that in the reasonable judgment of such holder and its counsel should be included.

                (xii) Use its best efforts to prevent the issuance of any stop order suspending the effectiveness of such registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification (or exemption from qualification) of any equity securities included in such registration statement for sale in any jurisdiction, and, if such order is issued, use its best efforts to obtain the withdrawal of such order at the earliest possible moment.

                (xiii) In the event the offering is an underwritten offering, use its best efforts to obtain a "comfort" letter from the independent public accountants for Regent in customary form and covering such matters of the type customarily covered by such letters.

                (xiv) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings and is otherwise acceptable to Waller- Sutton) and take all such other actions in connection therewith (including those reasonably requested by Waller-Sutton, or in the event Waller-Sutton has not requested that its Registrable Securities be included, the Stockholders owning a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such securities and in such connection, whether or not the registration is an underwritten registration, (a) make such representations and warranties to the Stockholders in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm or supplement the same if and when requested; and (b) deliver such documents and certificates as may be requested by Waller-Sutton, or in the event Waller-Sutton has not requested that its Registrable Securities be included, the Stockholders owning a majority of the Registrable Securities being sold, to evidence the continued validity of the representations and warranties of Regent and its subsidiaries made pursuant to clause (a) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by Regent.


                (xv) Furnish to each Stockholder a signed counterpart, addressed to the Stockholders, of

                     (A) an opinion of counsel for Regent, in form and substance customarily given in underwritten public offerings, or as otherwise reasonably acceptable to Waller-Sutton, dated the effective date of the registration statement, and

                     (B) subject to the accountants obtaining the necessary representations as specified in Statement on Auditing Standards No. 72, a "comfort" letter signed by the independent public accountants who have certified Regent's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to changes subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities.

                (xvi) On or before the effective date of a shelf registration
(A) provide a CUSIP number for each such security and (B) provide the transfer agent with printed certificates for the Registrable Securities, which are in a form eligible for deposit with DTC.

                      If any such registration or comparable statement refers to any holder by name or otherwise as the Stockholder of any securities of Regent and if in its sole and exclusive judgment, such Stockholder is or might be deemed to be a controlling person of Regent, such Stockholder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Stockholder and presented to Regent in writing, to the effect that the holding by such Stockholder of such securities is not to be construed as a recommendation by such Stockholder of the investment quality of Regent's securities covered thereby and that such holding does not imply that such Stockholder will assist in meeting any future financial requirements of Regent, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Stockholder; provided that with respect to this clause (ii) such Stockholder shall furnish to Regent an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to Regent.

                (xvii) Use its best efforts to cause such Registrable Securities to be listed on a securities exchange or market or trading system.

            (b) Each Stockholder will, upon receipt of any notice from Regent of the happening of any event of the kind described in Section 4(a)(vi), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(vi).

            (c) If a registration pursuant to Sections 2 or 3 involves an underwritten offering, Regent agrees, if so required by the Managing Underwriter, not to effect any Public Sale of any of its equity or debt securities, or securities convertible into or exchangeable or exercisable for any of such equity or debt securities, during a period commencing 15 days before and ending 90 calendar days after the effective date of such registration, except for such underwritten offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

            (d) If a registration pursuant to Sections 2 or 3 involves an underwritten offering, any Stockholder requesting to be included in such registration may elect, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration, unless such Stockholder has agreed with Regent or the Managing Underwriter to limit its rights under this Section 4.

            (e) It is understood that in any underwritten offering in addition to any Stock (the "initial shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional shares of authorized but unissued shares of Stock (the "Option Shares") equal to 15% of the initial shares (or such other maximum amount as the NASD may then permit), solely to cover over-allotments. Shares of Stock proposed to be sold by Regent and the Stockholders shall be allocated between initial shares and Option Shares as agreed or, in the absence of agreement, pursuant to Sections 2(i) or 3(e), as the case may be. The number of initial shares and Option Shares to be sold by requesting Stockholders shall be allocated pro rata among all such Stockholders on the basis of the relative number of shares of Registrable Securities included in such registration for each such Stockholder subject to any reduction in the number of shares to be sold pursuant to the terms of this Agreement.

            (f) In the case of Registrable Securities held by a Stockholder and included in any registration statement filed hereunder which include shares of Common Stock issuable upon the conversion of convertible preferred stock or the exercise of options or warrants, the Stockholder holding such convertible preferred stock or options or warrants hereby agrees to convert such stock to, or exercise such options or warrants for, shares of Common Stock concurrently with and conditional upon the registration statement being declared effective by the SEC, it being understood that, unless otherwise requested by Waller-Sutton, such registration statement shall only register the sale of shares of Common Stock. In addition, the purchase price of Registrable Securities underlying any warrant to be exercised may be paid by a promissory note that shall be payable out of the proceeds of the sale of the Registrable Securities so registered.

         5. BLACKOUT PERIOD. Regent shall be entitled to elect that any registration statement filed hereunder not be useable, for a reasonable period of time, but not in excess of 20 consecutive days, which period may be extended to 60 consecutive days with the consent of Waller-Sutton (each a "Blackout Period"), if Regent determines in good faith that the registration and distribution of Registrable Securities (or the use of such registration statement or related prospectus) would materially interfere with any pending financing, acquisition, corporate reorganization or any other significant corporate development involving Regent (other than a corporate development described in Section 6) or would require premature disclosure thereof and promptly gives the holders of record of Registrable Securities written notice of such determination, containing a general statement of the reasons for such postponement or restriction on use and an approximation of the length of the anticipated delay; PROVIDED, HOWEVER, that the aggregate number of days included in all Blackout Periods during any consecutive 12 month period shall not exceed an aggregate of (x) 135 days minus (y) the number of days the holders of Registrable Securities are required to refrain from effective public sales or distributions of Registrable Securities pursuant to Section 6 during such period; and PROVIDED, FURTHER, that Regent shall not be entitled to initiate a Blackout Period unless it shall concurrently forbid purchases or sales of Regent stock in the open market by all of the directors and senior executives of Regent. Regent shall give written notice to each Stockholder of record of Registrable Securities of the commencement and the termination of any Blackout Period. The Blackout Period shall begin and end when the applicable notice is given (unless it shall earlier terminate pursuant to the terms hereof).

         6. HOLDBACK AGREEMENT. If (i) Regent shall file a registration statement for its own account (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities
Act) with respect to Common Stock and (ii) with reasonable prior notice, Regent (in the case of a non-underwritten offering pursuant to such registration statement) advises the Stockholders in writing that a public sale or distribution of Registrable Securities would materially adversely affect such offering or the managing underwriter or underwriters (in the case of an underwritten offering pursuant to such registration statement) advises Regent in writing (in which case Regent shall notify the Stockholders in writing) that a public sale or distribution of Registrable Securities would materially adversely impact such offering, then each holder of Registrable Securities shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Securities (excluding sales pursuant to Rule 144 under the Securities Act) during the 5-day period prior to, and during the 40- day period beginning on, the effective date of such registration statement; PROVIDED, HOWEVER, that the aggregate number of days the Stockholders are required to refrain from offering any public sale or distribution of Registrable Securities pursuant to Sections 5 and 6 during any consecutive 12 month period shall not exceed an aggregate of (x) 135 days minus (y) the number of days included in all Blackout Periods during such period.

         7. INDEMNIFICATION.

            (a) In the event of any registration of any securities of Regent under the Securities Act pursuant to Sections 2 or 3, Regent will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each Stockholder owning any Registrable Securities covered by such registration statement, its directors and officers, employees or agents, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such Stockholder or any such underwriter within the meaning of the Securities Act (each, an "Indemnitee"), as follows:

                (i) against any and all loss, liability, claim, damage or expense whatsoever including, without limitation, expenses contemplated by subparagraph (iii) below (collectively, "Losses") arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or other document related to compliance, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading or any violation (or alleged violation) of the Securities Act or other securities laws in connection with any such registration or compliance;

                (ii) against any and all Losses to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Regent; and

                (iii) against any and all expenses reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity does not apply to any Loss incurred by an Indemnitee, to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Regent by or on behalf of any such Indemnitee expressly for use in the preparation of any registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that Regent will not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 7(a) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such Loss of such underwriter or controlling person results from the fact that such underwriter offered or sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Regent has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee and shall survive the transfer of such securities by such Indemnitee.

            (b) Regent may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Sections 2 or 3, that Regent shall have received an undertaking reasonably satisfactory to it from the Stockholder proposing to include such Registrable Securities or any underwriter, to indemnify and hold harmless against all Losses (in the same manner and to the same extent as set forth in Section 7(a)), Regent with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Regent by or on behalf of such Stockholder or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Regent or any such director, officer or controlling person and shall survive the transfer of such securities by such Stockholder. In that event, the obligations of Regent and such Stockholders pursuant to this Section 7 are to be several and not joint; provided, however, that with respect to each claim pursuant to this Section, Regent shall be liable for the full amount of such claim, and each such Stockholder's liability under this Section 7 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such Stockholder from the sale of Registrable Securities held by such Stockholder pursuant to this Agreement.

            (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
Section 7, except to the extent (but only to the extent) that a court of competent jurisdiction determines (which determination is not subject to appeal) that the indemnifying party has been materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one firm of counsel in addition to appropriate local counsel chosen by Waller-Sutton (or, if it is not an indemnified party, by a majority (by number of shares) of the sellers of Registrable Securities), or more than one firm of counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled by giving written notice of its intention to do so within 20 days of the date it receives notice of such claim from the indemnified party to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnifying party agrees to pay such fees and expenses; or (ii) the indemnifying party fails promptly to assume and/or to vigorously maintain the defense of such proceeding or fails to employ counsel satisfactory to such indemnified party; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party or an affiliate of the indemnifying party, and there may be one or more defenses available to such indemnified party that are in addition to, or in conflict with, those available to the indemnifying party or affiliate or controlling person (in which case, if such indemnified party, notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such proceeding on behalf of such indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party unless, in the reasonable judgment of an indemnified party, a conflict of interest exists between such indemnified party and any other indemnified party with respect to such proceeding, in which event the indemnifying party shall be liable for the fees and expenses of such additional counsel.

            (d) Regent and each Stockholder including Registrable Securities on a registration statement shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

         8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section 7 is for any reason not available (or not sufficient to hold such indemnified party harmless), the parties required to indemnify by the terms thereof shall contribute to the aggregate Losses incurred by the indemnified party. In determining the amounts which the respective parties shall contribute, there shall be considered the relative fault of Regent on the one hand, and of the indemnified or indemnifying party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The relative fault of Regent, on the one hand, and of the indemnified or indemnifying party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact has been taken by, or relates to information supplied by, Regent or by the indemnified or indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission; provided, that no Stockholder including Registrable Securities on a registration statement shall be required to contribute any amount in excess of the amount such Stockholder would have been required to pay to an indemnified party if the indemnity under Section 7 were available. Regent and each such Stockholder agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities or any other method that does not take account of the equitable considerations referred to in this Section. For purposes of this Section 8, each person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of Regent who signed the registration statement, and each person, if any, who controls Regent or a seller of Registrable Securities within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Regent or a Stockholder including Registrable Securities on a registration statement, as the case may be.

         9. RULE 144. Regent covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such

Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Stockholder, Regent will deliver to such holder a written statement as to whether it has complied with such requirements.

         10. OTHER PROVISIONS REGARDING REGISTRATION RIGHTS.

             (a) Except as provided in this Agreement as it may be amended from time to time in accordance with the express terms hereof, neither Regent nor any of its subsidiaries will grant to any person the right to request that Regent register any equity securities of Regent, or any securities convertible or exchangeable into or exercisable for such securities.

             (b) Notwithstanding anything to the contrary in any previous agreement or security, Regent shall have no obligations to any Stockholder with respect to the registration of any shares of Stock, except as provided in this Agreement.

             (c) In the event the Registrable Securities of Waller-Sutton initially sought to be included on a Registration Statement (prior to the operation or application of any "cut-back" provisions set forth herein) do not represent more than 20% of Waller-Sutton's Registrable Securities or in the event the Registrable Securities of Waller-Sutton are not included on a registration statement filed pursuant to Sections 2 or 3 hereof, the term "Waller-Sutton," as used in Sections 2(b), 2(f), 4(a)(iv), 4(f) and 7(c) in respect of such registration statement, shall refer to the holders of a majority of the Registrable Securities being included on such registration statement.

         11. DEFINITIONS.

             "APPLICABLE PERCENTAGE" means 2%, prior to the consummation of a Qualified Public Offering, and 4% at all times thereafter.

             "PUBLIC SALE" means any sale of Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

             "QUALIFIED PUBLIC OFFERING" shall have the meaning ascribed to it in the Series F Stock Purchase Agreement.

             "REGISTRABLE SECURITIES" mean the following:

             (a) all shares of Common Stock now owned or hereafter acquired (including through the conversion of convertible preferred stock or the exercise of warrants or options) or owned of record by the Stockholders, or issuable upon the conversion of preferred stock or the exercise of warrants or options now owned or hereafter acquired by any Stockholder; and

             (b) any shares of capital stock issued or issuable by Regent in respect of any shares of Stock referred to in the foregoing clause (a) by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of Regent.

             As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) such securities have been sold in an open market transaction pursuant to Rule 144, (iii) except in the case of securities held by Waller-Sutton and except in the case of securities held by Stockholders beneficially owning more than the Applicable Percentage of the outstanding Common Stock of Regent (computed on an "as-converted" and fully-diluted basis), they shall become eligible for sale to the public pursuant to Rule 144(k), or (iii) they shall have ceased to be outstanding.

             "REGISTRATION EXPENSES" means all fees and expenses incident to the performance of or compliance with all requirements for the registration of securities under this Agreement, including, without limitation:

             (a) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the National Association of Securities Dealers, Inc. ("NASD") and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities));

             (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depositary Trust Company ("DTC") and of printing prospectuses if the printing of prospectuses is required or reasonably requested by Waller-Sutton or, if it is not a seller of Registrable Securities pursuant thereto, by the holders of a majority of the Registrable Securities to be included in any Registration Statement);

             (c) reasonable messenger, telephone, duplication, word processing and delivery expenses incurred by Regent in the performance of its obligations hereunder;

             (d) fees and disbursements of counsel for Regent;

             (e) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any special audit and "comfort" letters required by or incident to such performance);

             (f) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the NASD, but only where the need for such a "qualified independent underwriter" arises due to a relationship with Regent;

             (g) Securities Act liability insurance, if Regent or Waller-Sutton so desires such insurance;

             (h) fees and expenses of all other persons retained by Regent; internal expenses of Regent (including, without limitation, all salaries and expenses of officers and employees of Regent performing legal or accounting duties); and the expenses of any annual or special audit;

             (i) rating agency fees and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange; and

             (j) the reasonable fees and disbursements (A) of not more than one counsel (in addition to appropriate local counsel), chosen by Waller-Sutton (or, if it is not a seller of Registrable Securities pursuant thereto, by the holders of a majority of the Registrable Securities to be included in any Registration Statement) and (B) for other reasonable out-of-pocket expenses of the holders of Registrable Securities incurred in connection with the registration of the Registrable Securities, including without limitation under Sections 4(a) (x) and
(xi).

but excluding underwriting fees and commissions incurred by the Stockholders.

             "SEC" means the Securities and Exchange Commission of United States of America.

             "SERIES F PURCHASERS" means Waller-Sutton, Ingram, WP&G, GE Capital and River Cities.

             "STOCK" means (i) any Common Stock or preferred stock of Regent ("Preferred Stock") purchased or otherwise acquired by any Stockholder, (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock or Preferred Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of Regent held by a Stockholder. Any determination hereunder of the percentage of outstanding Stock held by one or more holders thereof shall be performed on the basis that all Preferred Stock then outstanding is converted into Common Stock in accordance with the terms of the Preferred Stock set forth in the certificate of incorporation of Regent as in effect on the date of such determination.

         12. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the parties to this Agreement unless approved in writing by Waller-Sutton and Stockholders who, together with Waller Sutton, are the holders of at least 51 % of the Stock held by the Stockholders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         13. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         14. ENTIRE AGREEMENT; CONFLICTING AGREEMENTS. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof, and this agreement supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may constitute or be deemed to constitute the grant of registration rights by Regent to any other party, including but not limited to the following: Section 12E of the Agreement of Merger, dated as of December 5, 1997, among Faircom, Regent Merger Corp. and Regent, Section 13 of the Stock Purchase Agreement, dated as of December 8, 1997, between Regent and BMO, Section 6 of the Stock Purchase Agreement, dated as of December 1, 1997, between Regent and Stakelin, Sections 9 and 6 of the Stock Purchase Agreements, dated as of May 20, 1997, and November 26, 1997, respectively, between Regent and Jacobs, Section 9 of the Stock Purchase Agreement, dated as of May 20, 1997, between Regent and River Cities and Section 13 of the Stock Purchase Agreement, dated as of December 8, 1997, between Regent and GE Capital, all of which provisions are deemed null and void and of no further force or effect.

         15. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Regent and its successors and assigns and the Stockholders and any permitted subsequent holders of Registrable Securities and the respective successors and permitted assigns of each of them, so long as they hold Registrable Securities.

         16. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         17. REMEDIES. Regent and any Stockholder shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that Regent and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         18. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to Regent at the address set forth below and to any Stockholder at the address indicated on the signature pages hereto and to any subsequent holder of Stock subject to this Agreement at such address as indicated by Regent's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. Regent's address is set forth below its signature hereto.

         19. GOVERNING LAW. The corporate law of the State of Delaware will govern all questions concerning the relative rights of Regent and its Stockholders. All other questions concerning this Agreement shall be governed by and interpreted in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         20. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        THE COMPANY:

                                        REGENT COMMUNICATIONS, INC.


                                        By:
                                           --------------------------------------------
                                        Title:   Chairman & CEO
                                        Address: 50 E. River Center Blvd.
                                                 Suite #180
                                                 Covington, KY  41011
                                                 Telecopier No: (606) 292-0352




                                        ----------------------------------------------
                                        TERRY S. JACOBS
                                        Address: 6561 Madeira Hills Dr.
                                                 Cincinnati, OH  45243
                                                 Telecopier No: (   )    -



                                        ----------------------------------------------
                                        WILLIAM J. STAKELIN
                                        Address: 1870 Madison Road
                                                 Cincinnati, Ohio 45231
                                                 Telecopier No: (513)    -


                                        PNC BANK, N.A., as Trustee

                                        By:
                                           --------------------------------------------
                                        Address: 201 East Fifth Street, Fifth Floor
                                                 Cincinnati, OH 45202
                                                 Telecopier No: (513)    -

                                        RIVER CITIES CAPITAL FUND LIMITED
                                        PARTNERSHIP

                                        By: River Cities Management Limited Partnership,
                                        General Partner


                                            By: Mayson, Inc., General Partner

                                                By:
                                                   ------------------------------------
                                                   R. Glen Mayfield, Vice President
                                                   Address: 221 East Fourth Street
                                                            Suite 2250
                                                            Cincinnati, Ohio 45202
                                                            Telecopier No: (513)    -

                                        BMO FINANCIAL, INC.


                                        By:
                                           --------------------------------------------
                                        Address:




                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION


                                        By:
                                           --------------------------------------------
                                                   Senior Vice President
                                        Address:   3379 Peachtree Road, N.E.
                                                   Suite 600
                                                   Atlanta, GA  30326
                                                   Telecopier No: (404)    -

                                        WALLER-SUTTON MEDIA PARTNERS, L.P.

                                        By:  Waller-Sutton Media, L.L.C., its General
                                        Partner

                                             By:
                                                ---------------------------------------
                                        Address:   c/o Waller-Sutton Management
                                                   Group, Inc.
                                                   1 Rockefeller Plaza, Suite 3300
                                                   New York, NY 10020
                                                   Attention: Cathy M. Brienza
                                                   Telecopier No: (212) 218-4355

                                        with a copy (which shall not constitute notice) to:

                                             Rubin Baum Levin Constant & Friedman
                                             30 Rockefeller Plaza
                                             New York, NY 10112
                                             Attention: Ronald Greenberg, Esq.
                                             Telecopier No: (212) 698-7825



                                        ----------------------------------------------
                                        WILLIAM H. INGRAM
                                        Address:   c/o Waller-Sutton Management
                                                   Group, Inc.
                                                   1 Rockefeller Plaza, Suite 3300
                                                   New York, NY 10020
                                                   Telecopier No: (212) 218-4355

                                        with a copy (which shall not constitute notice) to:

                                             Rubin Baum Levin Constant & Friedman
                                             30 Rockefeller Plaza
                                             New York, NY 10112
                                             Attention: Ronald Greenberg, Esq.
                                             Telecopier No: (212) 698-7825

                                        WPG CORPORATE DEVELOPMENT
                                        ASSOCIATES  V, L.P.,

                                        By:
                                           --------------------------------------------

                                             By:
                                                --------------------------------------------
                                             Address: One New York Plaza
                                                      New York, New York 10004-1950
                                                      Telecopier No: (212)    -

                                        WPG CORPORATE DEVELOPMENT
                                        ASSOCIATES V (OVERSEAS), L.P.


                                        By:
                                           --------------------------------------------

                                             By:
                                                --------------------------------------------
                                             Address: c/o BankAmerica Trust & Banking
                                                      Corp.  (Cayman) Ltd.
                                                      BankAmerica House
                                                      Fort Street
                                                      George Town, Grand Cayman
                                                      Cayman Islands
                                                      Telecopier No: (   )    -

                                        BLUE CHIP CAPITAL FUND II LIMITED
                                        PARTNERSHIP

                                        By:  Blue Chip Venture Company, Ltd.,
                                             its general partner


                                             By:
                                                --------------------------------------------

                                             Address: 2000 PNC Center
                                                      201 East Fifth Street
                                                      Cincinnati, Ohio 45202
                                                      Attn: John H. Wyant
                                                      Telecopier No: (513) 723-2306

                                        MIAMI VALLEY VENTURE FUND L.P.


                                        By:  Blue Chip Venture Company of Dayton, Ltd.,
                                             its special limited partner


                                             By:
                                                --------------------------------------------
                                                John H. Wyant
                                                Manager

                                             Address: 2000 PNC Center
                                                      201 East Fifth Street
                                                      Cincinnati, Ohio 45202
                                                      Attn:  John H. Wyant
                                                      Telecopier No: (513) 723-2306


                                             ----------------------------------------------
                                             THOMAS P.  GAMMON
                                             Address:

                                             Telecopier No.: